Consent of Independent Certified Public Accountants



We consent to the inclusion in this Form 10-KSB of our report dated September 19, 2001, with respect to the Consolidated Financial Statements of Cosmoz Infrastructure Solutions, Inc., for the years ended June 30, 2001 and 2000.



By: /s/ Pohl, McNabola, Berg & Company, LLP
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        Pohl, McNabola, Berg & Company LLP

September 27, 2001